UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

(Pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported)	February 25, 2005

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12944 (Commission File Number)	06-0964500 (IRS Employer Identification No.)

Laurel Brook Road, Middlefield, CT (Address of Principal Executive Offices)		06455-0448 (Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2005, Zygo Corporation entered into two additional agreements with Canon Inc. related to the development of prototype production tools and accessories. These agreements are expected to generate approximately $16 million in total revenue over 18 months. Canon Inc. and Canon Sales Company Inc. (collectively “Canon”) historically has been our largest customer. Canon is an original investor in our company, the owner of approximately 7% of our outstanding shares. The technology developed under these agreements will be owned either individually or jointly by the parties depending on the party or parties developing the technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: March 3, 2005	By:	/s/ J. Bruce Robinson
Name: J. Bruce Robinson Title: Chairman, President and Chief Executive Officer